Exhibit 99.1

Mitesco Appoints Senior Executive to the Board of Directors

VERO BEACH, Florida - October 28, 2026 - Mitesco, Inc. (OTCQB: MITI) today announced that its Board of Directors appointed Frank Panunto to serve as a member of the Board, effective October 25, 2026. He is not new to the Company as he has been involved with the Company for almost two (2) years as an advisor with regard to the Robo Agent application development project.

“I am honored to join the Mitesco Board,” said Mr. Panunto. “I look forward to continuing to support the technology initiatives already underway with my experience in operations, real estate, and land development. Clearly technology is the necessary component to insure growth going forward, and I see the software and systems in development have the potential to put the Company in a leadership position.”

“Frank brings extensive hands-on experience building and improving businesses across multiple industries, including those key to our target user base,” said Mack Leath, Chairman of the Board of Mitesco. “His background in real estate and development will be a valuable addition to the Board.”

Mr. Panunto is a proven turnaround operator with three decades of experience in franchise operations. He has helped turn underperforming franchises into profitable, award-winning businesses across multiple industries, operated more than 25 locations, and completed more than 1,000 real estate transactions. He has also participated in major national mixed-use development projects and has been selected by large independent and publicly traded brokerages to help expand their market presence. His business interests include sports, commercial real estate, and residential real estate.

Mr. Panunto is currently employed as Vice President of Growth, U.S. East, at eXp Realty, where he has worked since July 2022. His eXp experience includes service as Senior Regional Director, U.S. East, and, since January 2024, as Vice President of Growth, U.S. East.

From 2014 to 2023, Mr. Panunto served as Branch Manager of Long & Foster Real Estate’s Bear, Delaware office. Before joining Long & Foster, he held a real estate management position focused on corporate recruiting, agent training and education, and strategic market development. Earlier in his career, he spent 19 years in residential real estate sales, serving buyers and sellers in New Castle County, Delaware.

Mr. Panunto earned a bachelor’s degree in architectural design from the University of Delaware in 1991. He is based in Wilmington, Delaware.

About Mitesco, Inc.

Mitesco (OTCQB: MITI) is a growth-oriented technology company focused on platforms that improve efficiency, access, and affordability. With deep experience in business transformation, the Company deploys capital toward both organic initiatives and strategic acquisitions that enhance shareholder value.

About Centcore

Centcore, a division of Mitesco, Inc., is the Company’s dedicated data center business unit. Centcore provides secure, scalable cloud services tailored to modern enterprise and public sector needs. Centcore is a trusted provider across industries, offering certified infrastructure and high-availability solutions. For more information, visit www.centcoreusa.com .

About Vero Technology Ventures

Vero Technology Ventures is Mitesco’s venture arm investing in productivity-driven cloud technologies designed for business and government applications. Areas of focus include infrastructure, process automation, analytics, artificial intelligence, automation and data center tooling. Entrepreneurs seeking capital and collaboration are invited to connect at info@mitescoinc.com .

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements related to the potential strategic transactions, the proposed spinout and dividend distribution, the restructuring of the Company’s Series A preferred stock and bridge notes, financing availability, expansion into new operations, data center development, software development initiatives, commercialization efforts, product deployment, strategic partnerships, market adoption, future functionality and strategic growth initiatives.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs and expectations. Actual results may differ materially due to risks including financing availability, execution risk, the ability to negotiate and execute definitive agreements, legal and regulatory requirements, market acceptance of products and services, litigation exposure, software development challenges, competitive pressures, regulatory changes, customer adoption rates and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, available at www.sec.gov.

The Company undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Contact

Jimmy Caplan

jimmycaplan@me.com

(512) 329-9505

Company Contact

Brian Valania

Chief Executive Officer and Chief Financial Officer

Mitesco, Inc.

bvalania@centcoreusa.com

(610) 888-7509